Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-109475) of SigmaTel, Inc. of our report dated January 28, 2004, relating to the financial statements and financial statement schedule which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Austin, Texas

February 17, 2004